UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2011

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of Stockholders of The Bancorp, Inc. (the “Company”) was held on May 12, 2011.

(b)           The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.           The election of a Board of Directors. All of the nominees for director were elected for one year terms. With respect to each nominee, the total number of broker non-votes was 4,829,303. The table below sets forth the voting results for each director.

Name of Nominee	Votes For	Votes Withheld
Betsy Z. Cohen	24,708,676	187,359
Daniel G. Cohen	24,671,923	223,979
Walter T. Beach	24,708,969	186,863
Michael J. Bradley	24,795,328	100,504
Matthew Cohn	24,754,335	141,497
Leon A. Huff	24,796,370	100,462
William H. Lamb	20,715,043	4,181,859
Frank M. Mastrangelo	24,708,378	188,524
James J. McEntee III	20,686,257	4,210,575
Linda Schaeffer	20,687,072	4,209,760
Joan Specter	24,703,989	191,843

2.           The non-binding resolution to approve the 2010 compensation program for the named executive officers was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
17,098,936	7,629,257	171,392

There were 4,829,303 broker non-votes on the proposal.

3.           The non-binding resolution to approve the frequency of votes on executive compensation was approved by the stockholders by the following vote:

Every 1 Year	Every 2 Years	Every 3 years	Abstentions
23,149,636	58,431	1,542,129	149,389

There were 4,829,303 broker non-votes on the proposal.

4.           The to approve the Company’s Stock Option and Equity Plan of 2011 was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
20,110,386	4,656,514	132,685

There were 4,829,303 broker non-votes on the proposal.

5.           The selection of Grant Thornton LLP as independent public accountants for the fiscal year ending December 31, 2011 was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
29,669,431	51,717	7,740

There were no broker non-votes on the proposal.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2011	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary